For Immediate Release
Tuesday, April 26; 2005
Contact: Martha Hill
Director of Investor Relations
703-679-4900

PEC Solutions to Issue 10-Q in Lieu of Earnings Call

Fairfax, Va. (April 26, 2005) — PEC Solutions, Inc. (NASDAQ NM: PECS) a professional technology services firm specializing in high-end e-Government solutions, today announced that the company will issue a 10-Q on or before the required date in lieu of its previously scheduled conference call which was to be held on Wednesday, April 27.

About PEC Solutions, Inc.
PEC, founded in 1985, is a high-end professional services firm that is dedicated to helping government clients harness the power of advanced information technologies and effective management principles to improve mission performance. The company applies it expertise in providing secure, interoperable technology solutions for clients in homeland security, criminal justice and intelligence, defense, and civilian agencies within the federal government and at state and local levels. PEC is based in Fairfax County, Virginia, with offices around the United States. Visit the company on the Web at www.pec.com.

For more information, contact Martha Hill, PEC’s Director of Investor Relations, at 703-679-4900.

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